Exhibit 99.1

          CONCORD CAMERA CORP. RECEIVES NASDAQ NOTICE OF NON-COMPLIANCE

HOLLYWOOD, FLORIDA - February 25, 2008 - Concord Camera Corp. ("Concord" or "Company") (NASDAQ:LENS) today announced that on February 19, 2008, the Company received a Staff Determination from The NASDAQ Stock Market ("NASDAQ") indicating that the Company has not filed its Quarterly Report on Form 10-Q for the period ended December 29, 2007 and, therefore, is not in compliance with NASDAQ Marketplace Rule 4310(c)(14). The letter indicates that the Company's securities would be subject to delisting unless the Company requests a hearing before a NASDAQ Listing Qualifications Panel. Accordingly, the Company plans to request a hearing. Pending the Panel's decision, the Company's securities will remain listed. However, there can be no assurance the Panel will grant the Company's request for continued listing.

On February 12, 2008, the Company announced that it was delaying the filing of its Quarterly Report on Form 10-Q for the period ended December 29, 2007 with the Securities and Exchange Commission. As previously disclosed, a committee (the "Special Committee") of the Board of Directors (the "Board") of the Company was established to explore strategic alternatives for the Company. The Special Committee is nearing the conclusion of its work and expects to make its recommendations to the Board within approximately the next sixty days. Because certain of the strategic alternatives being considered by the Special Committee could impact the Company's financial statements, the Company is delaying the filing of its Form 10-Q for the second quarter of fiscal 2008 until the Special Committee makes its recommendations to the Board and the Board determines whether or not to implement such recommendations.

About Concord Camera Corp.

Concord Camera Corp., through its subsidiaries, is a global provider of easy-to-use single-use and traditional film cameras. Concord currently markets and sells its cameras on a private-label basis and under the POLAROID and POLAROID FUNSHOOTER brands through in-house sales and marketing personnel and independent sales representatives. The POLAROID trademark is owned by Polaroid Corporation and is used by Concord under license from Polaroid. The FUNSHOOTER trademark is a registered trademark of Concord Camera Corp. in the United States and other countries. Learn more about Concord Camera Corp. at www.concord-camera.com.

Except for the historical information contained herein, statements in this press release are forward looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements involve risks and uncertainties that may affect the Company's business and prospects, including the risks discussed under "Risk Factors" and disclosures in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2007 and subsequently filed reports. Such forward-looking statements include, without limitation, statements regarding the occurrence and outcome of the planned hearing, the Company's continued listing on The NASDAQ Global Market, the expected timing of the Special Committee's recommendations to the Board and the impact of those recommendations on the Company's financial statements. Actual results could differ materially from these forward-looking statements. Factors that could result in these forward-looking statements being inaccurate include, among other things, the amount of time it takes the Special Committee to conclude its work, any developments that affect the issues under consideration by the Special Committee and the Board, and other factors and uncertainties that affect the Company. Any forward-looking statements contained in this press release represent the Company's estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing its estimates as of any subsequent date. Although the Company may elect to update forward-looking statements in the future, it disclaims any intent or obligation to do so, even if its estimates change.